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                                                                     EXHIBIT 4.1



                                 AYURCORE, INC.
                                      AND
                      NETWORK 1 FINANCIAL SECURITIES, INC.

                                ---------------


                                REPRESENTATIVE'S
                               WARRANT AGREEMENT

                          Dated                 , 1998
                                ----------- ----

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AyurCore, Inc.
Representative's Warrant Agreement


                  REPRESENTATIVE'S WARRANT AGREEMENT dated as            , 1998
                                                              ------- ---
between AYURCORE, INC., a Delaware corporation (the "Company"), and NETWORK 1 FINANCIAL SECURITIES, INC. (the "Representative").

                              W I T N E S S E T H:

                  WHEREAS, the Company proposes to issue to the Representative, in its individual capacity and not as representative of the several Underwriters (defined below), warrants ("Warrants") to purchase up to 135,000 (as such number may be adjusted from time to time pursuant to Article 8 of this Agreement) shares (the "Shares") of common stock, $.001 par value per share, of the Company (the "Common Stock"); and

                  WHEREAS, the Representative has agreed, pursuant to the
Underwriting Agreement (the "Underwriting Agreement") dated               ,
                                                            --------- ----
1998, between the Representative, as representative of the several underwriters named in Schedule A to the Underwriting Agreement (the "Underwriters"), and the Company, to act as representative of the several underwriters in connection with the Company's proposed public offering (the "Public Offering") of 1,350,000 shares of the Common Stock (the "Public Shares") at an initial public offering
price of $      per share; and
          -----
                  WHEREAS, the Warrants issued pursuant to this Agreement are being issued by the Company to the Representative and/or to its designees who are officers or partners of the Representative and/or, at the Representative's direction, to members of the selling group or


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underwriting syndicate participating in the distribution of the Public Shares in the Public Offering and/or their respective officers or partners (collectively, the "Designees"), in consideration for, and as part of the Representative's compensation in connection with the Representative acting as the representative pursuant to the Underwriting Agreement;

                  NOW, THEREFORE, in consideration of the premises, the payment by the Representative or the Designees to the Company of TEN DOLLARS ($10), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. GRANT. The Representative and/or its Designees are hereby
granted the right to purchase, at any time from               , 1999, until 5:00
                                                -------- ----
p.m., New York time, on             , 2003, (the "Warrant Exercise Term") up to
                        -----------
135,000 fully paid and non-assessable Shares at an initial exercise price
(subject to adjustment as provided in Article 8 hereof) of $     per Share.
                                                            ----
                  2. WARRANT CERTIFICATES. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth as Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

                  3.       EXERCISE OF WARRANT.


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                  3.1 Cash Exercise. The Warrants initially are exercisable at a
price of $     per Share, payable in cash or by check to the order of the
          ----
Company, or any combination of thereof, subject to adjustment as provided in
Article 8 hereof. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares purchased at the Company's principal executive offices in California (presently located at 1737 N. First Street, Suite 290, San Jose, California 95112), the registered Holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holders thereof, in whole or in part (but not as to fractional shares of the Common Stock). In the case of the purchase of less than all the Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable thereunder.

                  3.2 Cashless Exercise. At any time during the Warrant Exercise Term, the Holder may, at the Holder's option, exchange, in whole or in part, the Warrants represented by such Holder's Warrant Certificate (a "Warrant Exchange"), into the number of Shares determined in accordance with this Section 3.2, by surrendering such Warrant Certificate at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrants to be so exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of


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AyurCore, Inc.
Representative's Warrant Agreement


Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant Certificate of like tenor representing the Warrants which were subject to the surrendered Warrant Certificate and not included in the Warrant Exchange, shall be issued as of the Exchange Date and delivered to the Holder within three (3) days following the Exchange Date. In connection with any Warrant Exchange, the Holder shall be entitled to subscribe for and acquire (i) the number of Shares (rounded to the next highest integer) which would, but for the Warrant Exchange, then be issuable pursuant to the provisions of Section 3.1 above upon the exercise of the Warrants specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Shares equal to the quotient obtained by dividing (a) the product of the Total Number and the existing Exercise Price (as hereinafter defined) by (b) the Market Price (as hereinafter defined) of a Public Share on the day preceding the Warrant Exchange. "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sales takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or as reported in the NASDAQ National Market System, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market System, the


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Representative's Warrant Agreement


closing bid price as furnished by (i) the National Association of Securities Dealers, Inc. through NASDAQ or (ii) a similar organization if NASDAQ is no longer reporting such information.

                  4. ISSUANCE OF CERTIFICATES. Upon the exercise of the Warrants, the issuance of certificates for the Shares purchased, shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  The Warrant Certificates and the certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors, or Chief Executive Officer, or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.


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                  Upon exercise, in part or in whole, of the Warrants,
certificates representing the Shares shall bear a legend substantially similar to the following:

                  "The securities represented by this certificate and the other securities issuable upon exercise thereof have not been registered for purposes of public distribution under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective Registration Statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the Holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the Company, stating that an exemption from registration under such Act is available."

                  5. RESTRICTION ON TRANSFER OF WARRANTS. The Holder of a Warrant Certificate, by the Holder's acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof, and that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date hereof, except to the Designees.

                  6.       PRICE.

                  6.1 Initial and Adjusted Exercise Price. The initial exercise
price of each Warrant shall be $      per Share. The adjusted exercise price per
                                -----
Share shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of
Article 8 hereof.

                  6.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.


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                  7.       REGISTRATION RIGHTS.

                  7.1 Registration Under the Securities Act of 1933. The Warrants and Shares and any other securities issuable upon exercise of the Warrants, have not been registered under the Securities Act of 1933, as amended (the "Act").

                  7.2 Registrable Securities. As used herein the term "Registrable Security" means each of the Warrants, the Shares and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for the subsequent public distribution of such security or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 7.

                  7.3 Piggyback Registration. If, at any time commencing one year and ending five (5) years after the Effective Date of the Public Offering, the Company proposes to register any of its securities under the Act (for purposes of this Article 7, the "Registration Statement") (other than pursuant to Form S-4, Form S-8 or a comparable Registration Statement)


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it will give written notice of its intention to do so by registered mail
("Notice"), at least thirty (30) business days prior to the filing of each such Registration Statement, to all Holders of the Registrable Securities. Upon the written request of such a Holder (a "Requesting Holder"), made within twenty
(20) business days after receipt of the Notice that the Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall as to each such Requesting Holder, use its best efforts to effect the registration under the Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holder.

                  Notwithstanding the provisions of this Section 7.3, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.3 (irrespective of whether a written request for inclusion of Registrable Securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

                  7.4      Demand Registration.

                  (a) At any time during the Warrant Exercise Term, any "Majority Holder" (as such term is defined in Section 7.4(c) below) of the Registrable Securities shall have the right (which right is in addition to the piggyback registration rights provided under Section 7.3 hereof), exercisable by written notice to the Company (the "Demand Registration Request"), to have the Company prepare and file with the Securities and Exchange Commission (the


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Representative's Warrant Agreement


"Commission"), on one occasion, at the sole expense of the Company (except as provided in Section 7.5(b) hereof), a Registration Statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for such Majority Holder), in order to comply with the provisions of the Act, so as to permit a public offering and sale of the Registrable Securities by the Holders thereof. The Company shall use its best efforts to cause the Registration Statement to become effective under the Act, so as to permit a public offering and sale of the Registrable Securities by the Holders thereof. Once effective, the Company will use its best efforts to maintain the effectiveness of the Registration Statement until the earlier of (i) the date that all of the Registrable Securities have been sold or (ii) the date that the Holders of the Registrable Securities receive an opinion of counsel to the Company that all of the Registrable Securities may be freely traded (without limitation or restriction as to quantity or timing and without registration under the Act) under Rule 144(k) promulgated under the Act or otherwise.

                  (b) The Company covenants and agrees to give written notice of any Demand Registration Request to all Holders of the Registrable Securities within ten (10) business days from the date of the Company's receipt of any such Demand Registration Request. After receiving notice from the Company as provided in this Section 7.4(b), Holders of Registrable Securities may request the Company to include their Registrable Securities in the Registration Statement to be filed pursuant to Section 7.4(a) hereof by notifying the Company of their


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decision to have such securities included within ten (10) days of their receipt of the Company's notice.

                  (c) The term "Majority Holder" as used in Section 7.4 hereof shall mean any Holder or any combination of Holders of Registrable Securities, if included in such Holders' Registrable Securities are that aggregate number of Shares (including Shares already issued and Shares issuable pursuant to the exercise of outstanding Warrants) as would constitute a majority of the aggregate number of Shares (including Shares already issued and Shares issuable pursuant to the exercise of outstanding Warrants) included in all the Registrable Securities.

                  7.5 Covenants of the Company With Respect to Registration. The Company covenants and agrees as follows:

                  (a) In connection with any registration under Section 7.4 hereof, the Company shall file a Registration Statement as expeditiously as possible, but in no event no later than twenty (20) business days following receipt of any demand therefor, shall use its best efforts to have any Registration Statements declared effective at the earliest possible time, and shall furnish each such Holder of Registrable Securities such number of prospectuses as shall reasonably be requested.

                  (b) The Company shall pay all costs, fees and expenses (other than underwriting fees, discounts and non-accountable expense allowances applicable to the Registrable Securities and the fees and expenses of counsel retained by the Holders of the Registrable Securities) in connection with all Registration Statements filed pursuant to Sections


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7.3 and 7.4(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses.

                  (c) The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in the Registration Statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the Holders of such securities.

                  (d) The Company shall indemnify any Holder of the Registrable Securities to be sold pursuant to any Registration Statement and any underwriter or person deemed to be an underwriter under the Act and each person, if any, who controls such Holder or underwriter or person deemed to be an underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such Registration Statement, to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify each of the Underwriters as set forth in Section 7 of the Underwriting Agreement and to provide for just and equitable contribution as set forth in Section 7 of the Underwriting Agreement..

                  (e) Any Holder of the Registrable Securities to be sold pursuant to a Registration Statement, and their successors and assigns, shall severally, and not jointly,


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indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holder, or such Holder's successors or assigns, for specific inclusion in such Registration Statement to the same extent and with the same effect as the provisions pursuant to which the Underwriters have agreed to indemnify the Company as set forth in Section 7 of the Underwriting Agreement and to provide for just and equitable contribution as set forth in Section 7 of the Underwriting Agreement.

                  (f) Nothing contained in this Agreement shall be construed as requiring any Holder to exercise the Warrants held by such Holder prior to the initial filing of any Registration Statement or the effectiveness thereof.

                  (g) If the Company shall fail to comply with the provisions of this Section 7 the Company shall, in addition to any other equitable or other relief available to the holders of Registrable Securities, be liable for any or all incidental, special and consequential damages sustained by the holders of Registrable Securities, requesting registration of their securities.

                  (h) The Company shall promptly deliver copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement to each


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Holder of Registrable Securities included for registration in such Registration
Statement pursuant to Section 7.3 hereof or Section 7.4 hereof that requests such correspondence and memoranda and to the managing underwriter, if any, of the offering in connection with which such Holder's Registrable Securities are being registered and shall permit each such Holder and managing underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder or managing underwriter shall reasonably request.

                  8. ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SHARES.

                  8.1 Computation of Adjusted Price. In case the Company shall at any time after the date hereof pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, then upon such dividend or distribution, the Exercise Price in effect immediately prior to such dividend or distribution shall forthwith be reduced to a price determined by dividing: (a) an amount equal to the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by (b) the total number of shares of


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Common Stock outstanding immediately after such issuance or sale. For the purposes of any computation to be made in accordance with the provisions of this
Section 8.1, the Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution.

                  8.2. Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                  8.3. Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 8, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  8.4. Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the


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Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holders shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owners of the shares of Common Stock underlying the Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares of Common Stock issuable upon exercise of the Holder's Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holders had exercised the Warrants.

                  8.5. Determination of Outstanding Shares of Common Stock. The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares of Common Stock issued and the aggregate number of shares of Common Stock issuable upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

                  8.6. Dividends and Other Distributions with Respect to Outstanding Securities.

                  In the event that the Company shall at any time prior to the exercise of all Warrants make any distribution of its assets to holders of its Common Stock as a liquidating or a


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partial liquidating dividend, then the holder of Warrants who exercises its
Warrants after the record date for the determination of those holders of Common Stock entitled to such distribution of assets as a liquidating or partial liquidating dividend shall be entitled to receive for the Warrant Price per Warrant, in addition to each share of Common Stock, the amount of such distribution (or, at the option of the Company, a sum equal to the value of any such assets at the time of such distribution as determined by the Board of Directors of the Company in good faith) which would have been payable to such holder had he been the holder of record of the Common Stock receivable upon exercise of his Warrant on the record date for the determination of those entitled to such distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 8.6.

                  8.7. Subscription Rights for Shares of Common Stock or Other Securities.

                  In the case the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of all the Warrants issue any rights, warrants or options to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company, the Holders of unexercised Warrants on the record date set by the Company or such affiliate in connection with such issuance of rights, warrants or options shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Warrants, to receive such rights, warrants or options that such Holders would have been entitled to receive had they been, on such record date, the holders of record of


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the number of whole shares of Common Stock then issuable upon exercise of their outstanding Warrants (assuming for purposes of this Section 8.7), that the exercise of the Warrants is permissible immediately upon issuance).

                  9. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificates, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

                  10. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of Shares, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Shares.


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                  11. RESERVATION AND LISTING OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed on or quoted by NASDAQ or listed on such national securities exchange in the event the Common Stock is listed on a national securities exchange.

                  12. NOTICES TO WARRANT HOLDERS. Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                  (a) the Company shall take a record of the Holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained


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earnings or capital surplus (in accordance with applicable law), as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  (b) the Company shall offer to all the Holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; or

                  (d) reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or a sale or conveyance to another corporation of the property of the Company as an entirety is proposed; or

                  (e) The Company or an affiliate of the Company shall propose to issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company;


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                  then, in any one or more of said events, the Company shall give written notice to the Holder or Holders of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or distribution, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

                  13. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                  (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

                  (b) If to the Company, to the address set forth in Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holders.

                  14. SUPPLEMENTS AND AMENDMENTS. The Company and the Representative may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement

AyurCore, Inc.
Representative's Warrant Agreement


any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which the Company and the Representative deem not to adversely affect the interests of the Holders of Warrant Certificates.

                  15. SUCCESSORS. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

                  16. TERMINATION. This Agreement shall terminate at the close
of business on                    2006. Notwithstanding the foregoing, this
               ------------ -----
Agreement will terminate on any earlier date when all Warrants have been exercised and all the Shares have been resold to the public; provided, however, that the provisions of Section 7.5 hereof shall survive any termination pursuant
to this Section 16 until the close of business on               , 2009.
                                                  --------- ----
                  17. GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said state governing the conflicts of laws.

                  18. ENTIRE AGREEMENT; MODIFICATION. This Agreement (including the Underwriting Agreement, to the extent portions thereof are referred to herein)

AyurCore, Inc.
Representative's Warrant Agreement


contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

                  19. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

                  20. CAPTIONS. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

                  21. BENEFITS OF THIS AGREEMENTS. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Representative and any other registered Holder or Holders of the Warrant Certificates, Warrants or the Shares, any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Representative and any other Holder or Holders of the Warrant Certificates, Warrants or the Shares.

                  22. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

AyurCore, Inc.
Representative's Warrant Agreement


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                    AYURCORE, INC.


                                    By:
                                        ------------------------------------
                                        Name:
                                        Title:

Attest:



-------------------------------


                                    NETWORK 1 FINANCIAL SECURITIES, INC.



                                    By:
                                        ------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A



                                 AYURCORE, INC.




THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.


                            EXERCISABLE ON OR BEFORE
               5:00 P.M., NEW YORK TIME,                   , 2003
                                         ------------------
No. W-
      ----
                                                                        Warrants
                                                      -----------------

                              WARRANT CERTIFICATE


                  This Warrant Certificate certifies that                , or
                                                          ---------------
registered assigns, is the registered holder of Warrants to purchase, at any
time from            , 1999 until 5:00 p.m. New York time on              , 2003
          -----------                                        -------- ----
(the "Expiration Date"), up to              fully-paid and non-assessable shares
                               ------------
(the "Shares") of common stock, $.001 par value per share (the "Common Stock"), at the initial exercise price, subject to adjustment in certain events (the
"Exercise Price"), of $      per Share upon surrender of this Warrant
                       -----
Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant
Agreement dated as of               , 1998 between the Company and NETWORK 1
                      --------------
FINANCIAL SECURITIES, INC. (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in

New York Clearing House funds payable to the order of the Company, or any combination thereof.

                  No Warrant may be exercised after 5:00 P.M., New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                  The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

                  Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

                  Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

                  The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.


Dated:                   , 1998
        -----------------

[SEAL]
                                        AYURCORE, INC.


                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:
Attest:

-----------------------------

                         [FORM OF ELECTION TO PURCHASE]


         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:


                                     Shares of Common Stock;
                    -----------------

and herewith tenders in payment for such Shares, cash or a certified or official bank check payable in New York Clearing House Funds to the order of AyurCore,
Inc. in the amount of $               , all in accordance with the terms hereof.
                       ---------------
The undersigned requests that a certificate for such Shares be registered in the
name of                                   whose address is
        ---------------------------------
                                  and that such Certificate be delivered to
---------------------------------
                         whose address is
------------------------                  ---------------------------------



Dated:                         Signature:
       -----------------                  --------------------------------------
                               (Signature must conform in all
                               respects to the name of holder as
                               specified on the face of the Warrant
                               Certificate.)



                               --------------------------------
                               (Insert Social Security or Other
                               Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]


                (To be executed by the registered holder if such
              holder desires to transfer the Warrant Certificate.)


                  FOR VALUE RECEIVED                        hereby sells,
                                     ----------------------
assigns and transfers unto
                           -----------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein,
and does hereby irrevocably constitute and appoint                    ,
                                                   -------------------
Attorney, to transfer the within Warrant Certificate on the books of AyurCore, Inc., with full power of substitution.



Dated:                              Signature:
       -----------------                       ---------------------------------
                                    (Signature must conform in all
                                    respects to the name of holder as
                                    specified on the face of the Warrant
                                    Certificate.)



                                    --------------------------
                                    (Insert Social Security or Other
                                    Identifying Number of Holder)